Exhibit 23.1

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Endeavor Power, Corp., of our report dated April 16, 2013 on our audit of the financial statements of Endeavor Power, Corp. as of December 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2012 and from inception on December 31, 2008 through December 31, 2012, and the reference to us under the caption "Experts".

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs Las Vegas, Nevada

April 16, 2013

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

50S. Tones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351